UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2014

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Floor 30 Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

As previously disclosed in the Current Report on Form 8-K filed on November 25, 2014, on November 24, 2014, Atlantic Power Corporation (the “Company”) entered into an agreement (the “Agreement”) with Clinton Group, Inc. on behalf of itself and its affiliated funds, persons and entities, both current and future (collectively, “Clinton Group”).  Pursuant to the Agreement, the Board of Directors of the Company (the “Board”) increased the size of the Board to seven directors and agreed to appoint to the Board two individuals from a list of potential directors separately and mutually agreed upon by the Company and Clinton Group prior to the execution of the Agreement, to serve until the 2015 annual meeting of shareholders of the Company.

In accordance with the Agreement, on December 23, 2014, the Board appointed Kevin T. Howell as a director to the Board. As an independent director of the Company, Mr. Howell will serve on Atlantic Power’s Audit Committee.  The Company previously announced, on November 25, 2014, the appointment of Teresa M. Ressel to the Board. With the addition of Mr. Howell, the Company’s Board of Directors now consists of seven members, six of whom are independent members.

Mr. Howell brings with him over 35 years of industry experience.  He is an accomplished power and natural gas executive with extensive commercial leadership at the executive levels of affiliates of Duke Energy, Dominion Resources, NRG Energy and Dynegy.  Following a brief retirement from NRG in 2010, Mr. Howell most recently served as Executive Vice President and Chief Operating Officer at Dynegy, where he ran commercial and plant operations as well as environmental health and safety.  Mr. Howell retired from Dynegy in January of 2013.  Mr. Howell currently serves as the chairman of the board of directors of Illinois Power Generating Company, an affiliate of Dynegy.

Item 7.01.                                        Regulation FD Disclosure.

On December 23, 2014, the Company issued a press release, which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in that filing.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Press Release of the Company, dated December 23, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: December 23, 2014	By:	/s/ Terrence Ronan
Name: Terrence Ronan
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of the Company, dated December 23, 2014.

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